EXHIBIT A
JOINT FILING AGREEMENT
The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock of SELLAS Life Sciences Group Inc. dated as of July 23, 2018 is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(2) under the Securities Exchange Act of 1934, as amended.
Dated:	July 23, 2018
683 CAPITAL MANAGEMENT, LLC
By:  /s/ Ari Zweiman
      Ari Zweiman,
      Authorized Person
683 CAPITAL PARTNERS, LP
By:  /s/ Ari Zweiman
      Ari Zweiman,
      Authorized Person
/s/ Ari Zweiman
     ARI ZWEIMAN